Exhibit 4(d)

                                                    CONFORMED COPY


           AMENDED AND RESTATED INVENTORY CREDIT AGREEMENT


         AMENDED AND RESTATED INVENTORY CREDIT AGREEMENT dated as of June 19, 1998 among BETHLEHEM STEEL CORPORATION, the Lenders listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and Structuring and Collateral Agent.

                        W I T N E S S E T H :

         WHEREAS, the parties hereto have heretofore entered into an Inventory Credit Agreement dated as of September 12, 1995, which was amended and restated by an Amended and Restated Inventory Credit Agreement dated as of June 5, 1997 (as so amended and restated, the "Agreement"), and

         WHEREAS, the parties hereto desire to amend the Agreement to increase the aggregate Commitments (as defined in the Agreement) from $225,000,000 to $260,000,000 and otherwise as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.  Definitions; References.  Unless otherwise
                     -----------------------
specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended and restated hereby.

         SECTION 2.  Amendments to Definitions.  (a) Section 1.1 of
                     -------------------------
the Agreement is amended as follows:

         (i) The definition of "Borrower's 1996 Form 10-K" is amended by replacing "1996" in each place where it appears with "1997".

         (ii) The definition of "Borrower's Latest Form 10-Q" is amended by replacing "1997" with "1998".

         (iii) Clause (i) of the definition of "Commitment" is superceded by the provisions of Section 5 of this Amendment and Restatement.

         (iv) The definition of "Eligible Inventories" is amended as follows:

              (A) by replacing "1996" with "1997",

              (B) by redesignating subclause (ii) in clause (b) as subclause "(iii)" and adding the following new subclause
         (ii):

              "(ii) on the premises of a Lukens Facility, but only for so long as such premises remain owned or leased by the Borrower or Lukens, provided that, in the case of leased premises or premises owned by Lukens, the Collateral Agent has received evidence satisfactory to it (including landlord waivers satisfactory to it) that it may enter such premises for the purposes specified in Section 8 (C) of the Inventory Security Agreement;" and

              (C) adding a further proviso at the end of the last
                                   -------
         proviso therein reading as follows:
         -------

              "and provided further that before any Inventory of the
                   -------- -------
         category described in subclause (b)(ii) of this definition may be first included in Eligible Inventories (and without prejudice to any other provision of the Financing Documents that may thereafter be applicable), the Borrower shall have
         (i) furnished to the Collateral Agent (and the Collateral Agent in its reasonable discretion shall be satisfied with) information (x) as to such procedures being established and agreed to by the Borrower and Lukens that will enable the Collateral Agent to distinguish such Inventory from similar property at such Lukens Facility, if any, that remains owned by Lukens and (y) otherwise with respect to such Inventory comparable to information that would be provided in a Perfection Certificate (as defined in the Inventory Security Agreement) and (ii) delivered to the Collateral Agent and the Lenders such opinions of counsel (substantially in the form

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              of Annex B to Exhibit E), instruments and other
              information requested by the Collateral Agent as may be necessary or desirable to evidence that the Lenders' Security Interest in such Inventory is perfected subject to no prior Lien except as permitted by the Financing Documents."

         (v) The definition of "Inventories" is amended by changing subclause (iii) in the parenthetical to (iv) and adding the following as subclause (iii):

              "following the sale of the No. 1 coke oven battery at the coke oven facility at the Borrower's Burns
              Harbor facility, is coal inventories located at such facility"

         (vi) The definition of "Termination Date" is amended by replacing the date "September 12, 2002" with "June 19, 2003".

         (vii) The definition of "Inventory Information Memorandum" is amended in its entirety to read as follows:

              "Inventory Information Memorandum" means the Bethlehem Steel Corporation Inventory Credit Agreement Inventory Review dated May 1998.

         (b) Section 1.1 of the Agreement is further amended by adding the following new definitions in alphabetical order:

         "Lukens" means Lukens Steel Company, a Pennsylvania corporation.

         "Lukens Facilities" means the Conshohocken, Coatesville and Piedmont facilities operated as of the date hereof by Lukens.

         "Lukens Merger" means the merger of Lukens Acquisition
Corporation into Lukens Inc., which occurred on May 29, 1998 pursuant to the Lukens Merger Agreement.

         "Lukens Merger Agreement" means the Agreement and Plan of Merger, dated as of December 15, 1997 and as amended as of January 4, 1998, among the Borrower, Lukens Acquisition Corporation and Lukens Inc., as further amended from time to time.

         "1998 Effective Date" means the date upon which the conditions to effectiveness of this Amended and Restated Inventory Credit Agreement dated as of June 19, 1998 are satisfied.

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         SECTION 3.  Updated Representations.  (a) Each reference to
                     -----------------------
"1996" in Section 4.4(a) of the Agreement is changed to "1997".

         (b) Each reference to "March 31, 1997" in Section 4.4 of the Agreement is changed to "March 31, 1998".

         (c) The reference in Section 4.7 of the Agreement to "December 31, 1990" is changed to "December 31, 1994".

         SECTION 4.  Sale of No. 1 Coke Oven Battery at Burns Harbor.
                     ------------------------------------------------

         (a) Section 5.7 of the Agreement is amended by amending subclause (B) of clause (ii) by (x) inserting the following at the beginning of such subclause:

              "(a) if such sale is of coal inventories located at the coke oven facility at the Borrower's Burns Harbor facility in connection with the sale of the No. 1 coke oven battery at such facility (which will cause the release of all coal inventories at such facility from Collateral pursuant to
         Section 9.13 of this Agreement) or (b)"; and

         (y) inserting following "such sale is of such Inventories" the words "or such coal inventories in connection with the sale of the No. 1 coke oven battery".

              (b) The following is added as SECTION 9.13 to the
         Agreement:

              SECTION 9.13 Release of Coal Inventories from Collateral
                           -------------------------------------------
         upon Sale of No. 1 Coke Oven Battery at Burns Harbor.  Upon
         -----------------------------------------------------
         the sale of the No. 1 coke oven battery together with any coal inventories located at the coke oven facility at the Borrower's Burns Harbor facility, all coal inventories at such facility will be excluded from the Borrowing Base, will be released as Collateral pursuant to Section 5(A) of the Inventory Security Agreement and will no longer be considered to be part of Inventories under this Agreement.

         SECTION 5.  Changes in Commitments.  With effect from and
                     ----------------------
including the 1998 Effective Date, (i) each Person listed on the signature pages hereof that is not a party to the Agreement (a "New Lender") shall become a Lender party to the Agreement and (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on the signature pages hereof. Any Lender whose Commitment is changed to zero (an "Exiting Lender") shall upon the 1998 Effective Date cease to be a Lender party to the Agreement (and, without omitting the generality of the foregoing, its participation in any outstanding Participated

Letter of Credit shall automatically be canceled without any further action), and all accrued Fees and other amounts (other than principal and interest) payable under the Agreement for the account of an Exiting Lender to the 1998 Effective Date shall, notwithstanding the provisions of Article 2 of the Agreement, be due and payable for the account of such Exiting Lender on the 1998 Effective Date; provided that the provisions of Sections 8.3, 8.4 and 9.3 of the Agreement shall continue to inure to the benefit of each Exiting Lender and, provided further that each Exiting Lender shall continue to be bound
-------- -------
by Section 9.8 of the Agreement with respect to information provided to it prior to such date. The calculation of accrued Fees payable to each continuing Lender on the first Quarterly Date or other date after the 1998 Effective Date on which Fees are payable shall reflect any changes in the Commitments of such Lenders made pursuant to this
Section 5 and, notwithstanding the provisions of Section 2.13 of the Agreement, shall be paid to each such Lender accordingly. If Loans are outstanding on the 1998 Effective Date and, as a result of changes in the Commitments of the Lenders, such Loans are not held by the continuing Lenders ratably in proportion to their Commitments, the Lenders (including New Lenders and Exiting Lenders) shall, as appropriate, buy and sell such Loans such that, after giving effect to such purchases, such Loans are held ratably, and Section 2.14 of the Agreement shall apply to any such purchases.

         SECTION 6.  Representations and Warranties.  The Borrower
                     ------------------------------
hereby represents and warrants that as of the 1998 Effective Date
(after giving effect hereto):

         (a) no Default, Increased Coverage Event or Potential
Termination Event or Termination Event (as such latter two terms are defined in the Receivables Purchase Agreement) will have occurred and be continuing; and

         (b) each representation and warranty of the Borrower set forth in the Agreement, after giving effect to this Amendment and Restatement, will be true and correct.

         SECTION 7.  Assignment.  (a) Section 1.1 of the Agreement is
                     ----------
amended by adding the following new definition:

         "Combined Commitment" means at any time with respect to each Lender the sum of (x) such Lender's Commitment hereunder and (y) such Lender's Receivables Commitment under the Receivables Purchase
Agreement.

         (b) Section 9.6(c) of the Agreement is amended by amending the second parenthetical therein to read as follows:

(such portion to comprise a Combined Commitment of not less than $5,000,000; provided that after giving effect to such assignment, (x) the percentage of any Lender's Commitment hereunder be no less than 30% and no greater than 60% of its Combined Commitment and the percentage of any Lender's Receivables Commitment under the Receivables Purchase Agreement be no less than 40% and no greater than 70% of its Combined Commitment and (y) the Combined Commitment retained by the assigning Lender shall be in an aggregate amount of not less than $5,000,000)

         (c) Section 9.6(c) of the Agreement is further amended by deleting the clause ",which shall not be unreasonably withheld" which appears immediately following the words "consent of the Borrower" and inserting the clause ",which in each case shall not be unreasonably withheld" after the words "the Administrative Agent and the L/C Issuing Banks."

         SECTION 8.  Governing Law.  This Amendment and Restatement
                     -------------
shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9.  Counterparts; Effectiveness.  This Amendment and
                     ---------------------------
Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date (the "1998 Effective Date", which must be not later than June 26, 1998) on which each of the following conditions shall have been satisfied:

              (i) receipt by the Administrative Agent of duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such Lender of execution of a counterpart hereof by such Lender) with the endorsed acknowledgment and agreement of each Special Purpose Member, as provided on the signature pages hereof;

              (ii) receipt by the Administrative Agent of new Notes for the Lenders;

              (iii) receipt by the Administrative Agent of (x) a certificate of the secretary or an assistant secretary of the Borrower certifying as of the 1998 Effective Date (A) as to no amendments to the certificate of incorporation of the Borrower; (B) as to no liquidation or dissolution proceeding;
         (C) as to the occurrence of the Lukens Merger; and (D) a copy of the By-laws of the Borrower; (y) the certificate of incorporation of the Borrower certified as of a date reasonably near the 1998 Effective Date by the Secretary of

         State of the State of Delaware; and (z) a good standing certificate for the Borrower issued by the Secretary of State of the State of Delaware, dated a date reasonably near the 1998 Effective Date;

              (iv) receipt by the Administrative Agent of an opinion of the Assistant General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Administrative Agent), dated the 1998 Effective Date and substantially to the effect of paragraphs 1, 3, 5, and 7 of Exhibit G to the Agreement with reference to this Amendment and Restatement and the Agreement as amended and restated hereby;

              (v) The Borrower shall have paid to the Administrative Agent, for the several accounts of the Lenders, such participation fees as are set forth in the attached Schedule I;

              (vi) the Borrower shall have paid to the Administrative Agent, for its own account as Administrative Agent and Structuring and Collateral Agent and the account of J.P. Morgan Securities Inc. as Arranger, such fees as are agreed to between the Borrower and the Administrative Agent in a separate letter;

              (vii) receipt by the Administrative Agent of a certificate dated the 1998 Effective Date signed by the Chief Financial Officer, Treasurer or Controller of the Borrower as to the accuracy of the representations and warranties set forth in Section 6 of this Amendment and Restatement; and

              (viii) the Amendment and Restatement dated as of June 19, 1998 of the Receivables Purchase Agreement shall have become, or concurrently shall become, effective.

         The Administrative Agent shall promptly notify the Borrower and the Lenders of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 BETHLEHEM STEEL CORPORATION

                                 By: /s/ Gary L. Millenbruch
                                     -------------------------------
                                 Title: EVP, Chief Financial Officer
                                        and Treasurer
                                        1170 Eighth Avenue
                                        Bethlehem, PA 18016

                                        Telephone: (610) 694-2603
                                        Facsimile: (610) 694-1258
                                        Attention: Leonard M. Anthony

ACKNOWLEDGED AND AGREED:

BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC.

By /s/ Gary L. Millenbruch
   ------------------------
   Title: Authorized Agent

5111 North Point Boulevard
Sparrows Point, MD 21219-1014

Telephone: 410-388-7781
Facsimile: 410-388-7783
Attention: D.K. Schoenen, President

BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC.

By /s/ Gary L. Millenbruch
   -----------------------
   Title: Authorized Agent

5111 North Point Boulevard
Sparrows Point, MD 21219-1014

Telephone: 410-388-7781
Facsimile: 410-388-7783
Attention: D.K. Schoenen, President

                                  MORGAN GUARANTY TRUST
                                  COMPANY OF NEW YORK,
                                    as Administrative Agent,
                                    Structuring and Collateral Agent,
                                    and L/C Issuing Bank

                                  By: /s/ Robert Bottamedi
                                      -----------------------------
                                      Title: Vice President

                                      60 Wall Street
                                      New York, NY 10260

                                      Telephone:
                                      Facsimile:
                                      Attention:



                                  THE CHASE MANHATTAN BANK,
                                     as L/C Issuing Bank


                                  By: /s/ James H. Ramage
                                      -----------------------------
                                      Title: Vice President



                                  THE LONG-TERM CREDIT BANK OF
                                     JAPAN, LTD., as L/C Issuing Bank


                                  By: /s/ Gregory L. Hong
                                      -----------------------------
                                      Title: Deputy General Manager

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                               LENDERS:

Commitment: $34,666,666.67        MORGAN GUARANTY TRUST
                                     COMPANY OF NEW YORK


                                  By: /s/ Robert Bottamedi
                                      -----------------------------
                                      Title: Vice President

Commitment: $28,166,666.67        THE LONG-TERM CREDIT BANK OF
                                     JAPAN, LTD.

                                  By: /s/ Gregory L. Hong
                                      -----------------------------
                                      Title: Deputy General Manager

Commitment: $26,000,000.00        THE CHASE MANHATTAN BANK

                                  By: /s/ James H. Ramage
                                      -----------------------------
                                      Title: Vice President

Commitment: $21,666,666.67        CORESTATES BANK, N.A.
                                     (Corestates Bank, N.A. has merged
                                     into First Union National Bank)

                                  By: /s/ Jane Greenfield
                                      -----------------------------
                                      Title: Vice President

Commitment: $21,666,666.67        THE BANK OF NEW YORK


                                  By: /s/ Peter H. Abdill
                                      -----------------------------
                                      Title: Vice President

Commitment: $21,666,666.67        UNION BANK OF SWITZERLAND
                                    NEW YORK BRANCH


                                  By: /s/ Paula Mueller
                                      -----------------------------
                                      Title: Vice President
                                             Structured Finance


                                  By: /s/ Lawrence M. Charleson
                                      -----------------------------
                                      Title: Managing Director

Commitment: $19,5000,000.00       THE FIRST NATIONAL BANK
                                     OF CHICAGO


                                  By: /s/ Robert McMillan
                                      -----------------------------
                                  Title: Corporate Banking Officer

Commitment: $17,333,333.33        BANK OF AMERICA NT & SA


                                  By: /s/ Dale Matson
                                      -----------------------------
                                      Title: Vice President

Commitment: $17,333,333.33        NATIONSBANK, N.A.


                                  By: /s/ Philip S. Durand
                                      -----------------------------
                                      Title: Vice President


Commitment: $10,833,333.33        BANK AUSTRIA
                                     AKTIENGESELLSCHAFT


                                  By: /s/ J. Anthony Seay
                                      -----------------------------
                                      Title: First Vice Preisdent
                                      Bank Austria, AG


                                  By: /s/ C. Miller
                                      -----------------------------
                                      Title: Assistant Vice President


Commitment: $10,833,333.33        SUMMIT BANK


                                  By: /s/ David B. Kennedy
                                      -----------------------------
                                      Title: Regional Vice President

Commitment: $10,833,333.33        THE SUMITOMO BANK, LIMITED
                                     NEW YORK BRANCH


                                  By: /s/ Kazuyoshi Ogawa
                                      -----------------------------
                                      Title: Joint General Manager


Commitment: $10,833,333.33        WILMINGTON TRUST


                                  By: /s/ Joseph M. Finley
                                      -----------------------------
                                      Title: Vice President


Commitment: $8,666,666.67         THE INDUSTRIAL BANK OF JAPAN,
                                     LIMITED


                                  By: /s/ John Dippo
                                      -----------------------------
                                      Title: Senior Vice President



TOTAL COMMITMENTS: $260,000,000

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